SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2003

TOKHEIM CORPORATION
(Debtor-In-Possession)
(Exact name of registrant as specified in its charter)

INDIANA	1-6018	35-0712500
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(Employer Identification No.)

1600 WABASH AVENUE, FORT WAYNE, INDIANA	46803
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)       (260) 470-4600

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 5.       Other Events and Required FD Disclosure.

                On April 17, 2003, Tokheim Corporation (the “Company”) closed the sale of its International operating segment to an affiliate of AXA Private Equity pursuant to certain orders entered in the United States Bankruptcy Court for the District of Delaware. On April 22, 2003, the Company issued a press release relating to the foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7.     Financial Statements and Exhibits.

       (c)  Exhibits

Exhibit No.	Description
99.1	Press Release of Tokheim Corporation, dated April 22, 2003.

SIGNATURES Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOKHEIM CORPORATION

By:	/s/ James B. Boles
Name: James B. Boles
Title: Chief Restructuring Officer

Dated: April 28, 2003

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Tokheim Corporation, dated April 22, 2003.